Exhibit 10.1
SIXTEENTH OMNIBUS AMENDMENT
(Apple Ridge Funding LLC)

    THIS Sixteenth Omnibus Amendment (this “Amendment”) is entered into this 4th day of June, 2021 for the purpose of making amendments to the documents described in this Amendment.

    WHEREAS, this Amendment is among (i) Cartus Corporation, a Delaware corporation (“Cartus”), (ii) Cartus Financial Corporation, a Delaware corporation (“CFC”), (iii) Apple Ridge Services Corporation, a Delaware corporation (“ARSC”), (iv) Apple Ridge Funding LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (v) Realogy Group LLC (f/k/a Realogy Corporation), a Delaware limited liability company (“Realogy”), (vi) U.S. Bank National Association, a national banking association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee”), paying agent, authentication agent, and transfer agent and registrar, (vii) the Managing Agents party to the Note Purchase Agreement defined below and (viii) Crédit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent and Lead Arranger (the “Administrative Agent”).

    WHEREAS, this Amendment relates to the following documents (as such documents have previously been amended):

(i)    Purchase Agreement, dated as of April 25, 2000 (the “Purchase Agreement”), by and between Cartus and CFC;

(ii)    Transfer and Servicing Agreement, dated as of April 25, 2000 (the “Transfer and Servicing Agreement”), by and among ARSC, as transferor, Cartus, as originator and servicer, CFC, as originator, the Issuer, as transferee, and the Indenture Trustee;

(iii)    Receivables Purchase Agreement, dated as of April 25, 2000 (the “Receivables Purchase Agreement”), by and between CFC and ARSC;

(iv)    Master Indenture, dated as of April 25, 2000 (the “Master Indenture”), by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar;

(v)     Series 2011-1 Indenture Supplement dated as of December 16, 2011 (the “Indenture Supplement”; and the Master Indenture as supplemented by the Indenture Supplement, the “Indenture”) by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar; and

(vi)    Note Purchase Agreement, dated as of December 14, 2011 (the “Note Purchase Agreement”), among the Issuer, Cartus, as Servicer, the financial institutions and commercial paper conduits party thereto and the Administrative Agent, relating to the Series 2011-1 Secured Variable Funding Notes.

WHEREAS, the Purchase Agreement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Master Indenture, the Indenture Supplement and the Note Purchase Agreement are collectively referred to in this Amendment as the “Affected Documents”; and

WHEREAS, terms used in this Amendment and not defined herein shall have the meanings assigned to such terms in the Master Indenture, and, if not defined therein, as defined in the Indenture Supplement:

NOW, THEREFORE, the parties hereto hereby recognize and agree:

1.Amendments to Indenture Supplement. Effective as of the date hereof, the Indenture Supplement is hereby amended as follows:
(a)The definition of “Fee Letter” set forth in Section 2.01 of the Indenture Supplement is hereby amended and restated in its entirety as follows:
“Fee Letter” shall mean that certain Fourth Amended and Restated Fee Letter, dated June 4, 2021, by and among the Issuer, the Administrative Agent and the Managing Agents in connection with the Note Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
(b)    Section 5.05 of the Indenture Supplement is hereby amended to amend and restate clause (a) to read as follows:
“(a)    On each Distribution Date, the Paying Agent shall make available to the Series 2011-1 Noteholders a statement (the “Receivables Activity Report”) substantially in the form of Exhibit C prepared by the Servicer and delivered to the Paying Agent. The Paying Agent shall have no liability for the Servicer’s failure to provide such statement to it. Seven Business Days after each Distribution Date (beginning with the Distribution Date that is at least thirty calendar days after any Noteholder delivers a written request for an Interim Report to the Servicer), the Paying Agent shall make available to the Series 2011-1 Noteholders an Interim Report prepared by the Servicer and delivered to the Paying Agent. The Paying Agent shall have no liability for the Servicer’s failure to provide such Interim Report to it.”
2.Amendments to Transfer and Servicing Agreement. Effective as of the date hereof, the Transfer and Servicing Agreement is hereby amended as follows:
(a)Section 1.01 of the Transfer and Servicing Agreement is hereby amended to add the following new definition in the appropriate alphabetical order:
“Noteholder” shall have the meaning provided in the Indenture.

(b)Section 3.07 of the Transfer and Servicing Agreement is hereby amended to amend and restate clause (d) in its entirety as follows:
“(d)    No later than seven Business Days after each Distribution Date (beginning with the Distribution Date that is at least thirty calendar days after any Noteholder delivers a written request therefor to the Servicer) with respect to any Outstanding Series, the Servicer shall prepare and deliver to Cartus, CFC, the Transferor, the Issuer, the Indenture Trustee, each Rating Agency and each Series Enhancer a report with respect to the first fifteen days of the Monthly Period in which such report is required to be delivered and such Outstanding Series of Notes, in substantially the same form as a Receivables Activity Report or in such other form as is reasonably acceptable to the Issuer (each such report, an “Interim Report”). Such Interim Report shall include (i) a certification that, to the best of the Servicer’s knowledge, no Unmatured Servicer Default or Servicer Default has occurred and is continuing, (ii) a listing of all new Pool Relocation Management Agreements as identified pursuant to Section 2.1(a) of the Purchase Agreement and (iii) a calculation of the Series Interim Deficiency, if any.”
(c)Section 9.01 of the Transfer and Servicing Agreement is hereby amended to amend and restate clause (h) thereof in its entirety as follows:
“(h)    the Performance Guarantor shall permit the “Senior Secured Leverage Ratio” (as defined in the Specified Realogy Credit Agreement) on the last day of any fiscal quarter to exceed the applicable ratio set forth in Section 6.10(c) (or such other section if such ratio is set forth in a different section as a result of an amendment, restatement, supplement or other modification), as applicable, of the Realogy Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time), subject to the cure rights set forth in Section 8.01 of the Specified Realogy Credit Agreement; provided, however, that if the Realogy Credit Agreement shall be terminated, the applicable ratios shall be those set forth in the then most recent version of the Realogy Credit Agreement;”
3.Amendments to Note Purchase Agreement. Effective as of the date hereof, the Note Purchase Agreement is hereby amended as follows:
(a)Section 1.01 of the Note Purchase Agreement is hereby amended to add the following definitions in alphabetical order:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, the Eurodollar Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.12, then “Benchmark” means the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:
(1)For purposes of clause (a) of Section 2.12, the first alternative set forth below that can be determined by the Administrative Agent:
(a)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or
(b)the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the Eurodollar Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 2.12; and
(2)For purposes of clause (b) of Section 2.12, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Issuer as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Tranche” means a Tranche for which interest is calculated by reference to the Benchmark.
“Benchmark Transition Event” means, with respect to any then-current Benchmark other than the Eurodollar Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Managing Agents, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Managing Agents, written notice of objection to such Early Opt-in Election from the Required Managing Agents.
“Early Opt-in Election” means the occurrence of:
(1) a notification by the Administrative Agent to (or the request by the Issuer to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Issuer to trigger a fallback from the Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Managing Agents.
“Erroneous Payment” has the meaning assigned to it in Section 6.10(a).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 6.10(d).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate.
“Payment Recipient” has the meaning assigned to it in Section 6.10(a).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
(b)    The definition of “Alternate Base Rate” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Alternate Base Rate” means, with respect to any Interest Period, the daily average of a fluctuating interest rate per annum as shall be in effect from time to time during such Interest Period, which rate shall at all times be equal to the highest of: (i) the rate of interest announced publicly in New York City by the Administrative Agent from time to time as the Administrative Agent’s prime rate for borrowings in United States dollars, (ii) the sum of the Federal Funds Rate in effect at such time plus 0.50% and (iii) the sum of the Benchmark in effect at such time plus 1.0%.

(c)    The definition of “Benchmark Replacement Conforming Changes” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
(d)    The definition of “Commitment Termination Date” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
“Commitment Termination Date” means June 3, 2022.
(e)    The definition of “Rate Type” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
“Rate Type” means the Benchmark, the Alternate Base Rate or the CP Rate.
(f)    Section 2.02 of the Note Purchase Agreement is hereby amended to amend and restate clause (a)(ii) in its entirety as follows:
“(ii)    the Increase Request shall specify: (A) the proposed date of the requested Increase, (B) the amount of the requested Increase (which shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof or, such other amounts as may be agreed among the Issuer and the Managing Agents), (C) the bank account to which the funds from such Increase should be sent, (D) the requested Rate Type(s) and (E) if the requested Rate Type is the Eurodollar Rate, the requested Eurodollar Tranche Period; and”

(g)    Section 2.04 of the Note Purchase Agreement is hereby amended to amend and restate clauses (a)(iii) and (iv) in their entirety as follows:
“(iii)    if any Managing Agent of a CP Funding Purchaser Group notifies the Issuer and the Servicer that a CP Disruption has occurred, the Benchmark shall automatically apply to any CP Tranche of such CP Funding Purchaser Group from and after such notice until such Managing Agent notifies the Issuer and the Servicer that such CP Disruption has ceased (it being agreed that each Managing Agent shall give the Issuer and the Servicer prompt notice that any such CP Disruption has ceased); and
(iv)    any portion of the Series Outstanding Amount that is not allocated to a CP Tranche shall be a Benchmark Tranche unless: (A) the then current Benchmark is the Eurodollar Rate and on or prior to the first day of the next related Interest Period, such Managing Agent has given the Issuer and the Servicer notice that a Eurodollar Rate Disruption Event has occurred and such Managing Agent shall not have subsequently notified the Servicer and the Issuer that such Eurodollar Rate Disruption Event no longer exists (it being agreed that each Managing Agent shall give the Issuer and the Servicer prompt notice that any such Eurodollar Rate Disruption Event no longer exists); (B) such Managing Agent did not receive notice that such Tranche was to be a Eurodollar Tranche by 11:00 A.M. (New York City time) on the second Business Day preceding the first day of such Interest Period; or (C) the Outstanding Tranche Amount of such Tranche is less than $1,000,000, in any of which events such Tranche shall be a Base Rate Tranche.”
(h)    Section 2.11 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
“SECTION 2.11. [Reserved].”
(i)    Section 2.12 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
“SECTION 2.12. Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Transaction Document:
“(a) Replacing the Eurodollar Rate. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the Eurodollar Rate’s administrator (“IBA”) announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month Eurodollar Rate tenor settings. On the earlier of (i) the date that all Available Tenors of the Eurodollar Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then current Benchmark is the Eurodollar Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Transaction Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) Replacing Future Benchmarks. Upon the earlier to occur of (i) a Benchmark Transition Event and (ii) an Early Opt-In Election, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Managing Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Managing Agents. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Issuer may revoke any request for a borrowing of, conversion to or continuation of any Tranche to be made, converted or continued that would bear interest by reference to such Benchmark until the Issuer’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Issuer will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Tranches. During the period referenced in the foregoing sentence, the component of Alternate Base Rate based upon the Benchmark will not be used in any determination of Alternate Base Rate.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Issuer and the Managing Agents of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Managing Agent (or group of Managing Agents) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12.

(e) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the Eurodollar Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f) Disclaimer of Liability. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration of, submission of, calculation of or availability of or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to this Agreement, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as the Eurodollar Rate prior to its discontinuance or unavailability.”

(j)    Article VI of the Note Purchase Agreement is hereby amended to add a new Section 6.10 as follows:
“SECTION 6.10. Erroneous Payments.
(a)     If the Administrative Agent or the Indenture Trustee (x) notifies a Purchaser or a Managing Agent, or any Person who has received funds on behalf of a Purchaser or a Managing Agent (any such Purchaser, Managing Agent or other recipient (and each of their respective successors and permitted assigns), a “Payment Recipient”) that the Administrative Agent or the Indenture Trustee has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent or the Indenture Trustee) received by such Payment Recipient from the Administrative Agent, the Indenture Trustee or any of their respective Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser, Managing Agent or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent or the Indenture Trustee, as applicable, pending its return or repayment as contemplated below in this Section 6.10 and held in trust for the benefit of the Administrative Agent or the Indenture Trustee, as applicable, and such Purchaser or Managing Agent shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent or the Indenture Trustee may, in its sole discretion, specify in writing), return to the Administrative Agent or the Indenture Trustee, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent or the Indenture Trustee, as applicable) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent or the Indenture Trustee in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent or the Indenture Trustee in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent or the Indenture Trustee to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Payment Recipient agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent, the Indenture Trustee or any of their respective Affiliates (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent, the Indenture Trustee or any of their respective Affiliates with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent, the Indenture Trustee or any of their respective Affiliates, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)     it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent or the Indenture Trustee to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Purchaser or Managing Agent shall use (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent and the Indenture Trustee of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent and the Indenture Trustee pursuant to this Section 6.10(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent or the Indenture Trustee pursuant to this Section 6.10(b), shall not have any effect on any Payment Recipient’s obligations pursuant to Section 6.10(a) of this Agreement or on whether or not an Erroneous Payment has been made.

(c)     Each Purchaser or Managing Agent hereby authorizes the Administrative Agent and the Indenture Trustee to set off, net and apply any and all amounts at any time owing to such Purchaser or Managing Agent under any Transaction Document, or otherwise payable or distributable by the Administrative Agent or the Indenture Trustee to such Purchaser or Managing Agent under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent or the Indenture Trustee has demanded to be returned under immediately preceding clause (a).

(d)     The parties hereto agree that (x) irrespective of whether the Administrative Agent or the Indenture Trustee may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent or the Indenture Trustee, as applicable, shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of or any Payment Recipient who has received funds on behalf of a Purchaser or Managing Agent, to the rights and interests of such Purchaser or Managing Agent, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Issuer; provided that this Section 6.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Issuer relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent or the Indenture Trustee; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or the Indenture Trustee from the Issuer for the purpose of making such Erroneous Payment.

(e)     To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Indenture Trustee for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f)     Each party’s obligations, agreements and waivers under this Section 6.10 shall survive the resignation or replacement of the Administrative Agent or the Indenture Trustee, any transfer of rights or obligations by, or the replacement of, a Purchaser or Managing Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document.”

(k)    Section 7.15 of the Note Purchase Agreement is hereby amended to amend and restate clauses (b) and (c) in their entirety as follows and to insert a new clause (d) thereto as follows:
“(b)    the Retained Interest shall not be subject to any credit risk mitigation or any short positions or any other hedge, except to the extent permitted by the Securitization Laws (it being understood that Cartus has pledged and may continue to pledge its equity interest in CFC as security for certain guaranty obligations with respect to recourse indebtedness of its parent company); and
(c)    Cartus will provide, upon the request of the Administrative Agent, any Managing Agent or Purchaser all information in its possession which such Person may reasonably require in order to comply with its obligations in respect of the Notes under the Securitization Laws.
(d)    For the purposes of this Section 7.15, the following terms have the following meanings:
“EU Securitization Laws” means the EU Securitization Regulation, together with any related guidelines and regulatory technical standards or implementing technical standards published by the European Banking Authority, or the European Central Bank, and any delegated regulations of the European Commission.
“EU Securitization Regulation” means Regulation (EU) 575/2013, as amended.
“Securitization Laws” means the EU Securitization Laws and the UK Securitization Laws.
“UK Securitization Regulation” means Regulation (EU) 575/2013 as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended) and as amended and modified (including by the Securitisation (Amendment) (EU Exit) Regulations 2019).
“UK Securitization Laws” means the UK Securitization Regulation and all related technical standards and official guidance published or applicable in relation thereto.”

4.Waiver of Delivery. Each of the Managing Agents signatory hereto waives any prior notice or delivery requirement set forth in the Transaction Documents with respect to this Amendment (including, without limitation, pursuant to Section 10.02 of the Master Indenture and Sections 2.05(a) and 2.11 of the Note Purchase Agreement).
5.Further Assurances. The Issuer hereby reaffirms its agreements and obligations under Section 3.04 of the Master Indenture and Clause 6 of the Deed of Charge dated 16 December 2011 between the Issuer and the Indenture Trustee (the “Deed of Charge”), including, without limitation, with respect to the Charged Property (as defined in the Deed of Charge).
6.Conditions Precedent. This Amendment shall be effective upon (a) the Indenture Trustee’s receipt of counterparts to (i) this Amendment, and (ii) the Fee Letter, in each case, duly executed by each of the parties thereto (b) the Issuer’s payment of all fees required to be paid on or prior to the date hereof in accordance with the Fee Letter in accordance with the terms thereof and (c) the Issuer’s payment and/or reimbursement, to the extent invoiced, of the Administrative Agent’s, each Managing Agent’s and each Purchaser’s reasonable costs and expenses incurred in connection with this Amendment and the other Transaction Documents.
7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
8.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
9.References to and Effect on Affected Documents. On and after the date hereof: (i) all references in any Affected Document to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such Affected Document shall be deemed to be references to such Affected Document as amended by this Amendment; (ii) each reference in any of the Affected Documents to any other Affected Document and each reference in any of the other Transaction Documents among the parties hereto to any of the Affected Documents shall each mean and be a reference to such Affected Document as amended by this Amendment; and (iii) each reference in any Transaction Document among the parties hereto to any of the terms or provisions of an Affected Document which are redefined or otherwise modified hereby shall mean and be a reference to such terms or provisions as redefined or otherwise modified by this Amendment; provided, that, notwithstanding the foregoing or any other provisions of this Amendment, the amendments contained in this Amendment shall not be effective to (x) modify on a retroactive basis any representations or warranties previously made under any Affected Document with respect to Receivables transferred or purported to have been transferred prior to the date hereof, which representations and warranties shall continue to speak as of the dates such Receivables were transferred and based on the terms and provisions of the Affected Documents as in effect at such time or (y)

otherwise modify the terms of any transfer or purported transfer of any Receivable transferred or purported to be transferred pursuant to an Affected Document prior to the date hereof.
10.Reaffirmation of Performance Guaranty. Effective as of the date hereof, Realogy, in its capacity as the Performance Guarantor under the Performance Guaranty, hereby consents to this Amendment and acknowledges and agrees that the Performance Guaranty remains in full force and effect is hereby reaffirmed, ratified and confirmed.
11.No Waiver. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Affected Documents other than as set forth herein, each of which Affected Documents, as modified hereby, remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
12.Issuer Representations re: Outstanding Series. As of the date hereof, the Issuer represents and warrants that the Series 2011-1 Notes are the only Notes outstanding under the Master Indenture.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CARTUS CORPORATION

By: /s/ Pamela J. Uhl
Name: Pamela J. Uhl
Title: SVP, General Counsel

CARTUS FINANCIAL CORPORATION

By: /s/ Pamela J. Uhl
Name: Pamela J. Uhl
Title: SVP, General Counsel

APPLE RIDGE SERVICES CORPORATION

By: /s/ Pamela J. Uhl
Name: Pamela J. Uhl
Title: SVP, General Counsel

APPLE RIDGE FUNDING LLC

By: /s/ Pamela J. Uhl
Name: Pamela J. Uhl
Title: SVP, General Counsel

REALOGY GROUP LLC

By: /s/ Charlotte C. Simonelli
Name: Charlotte C. Simonelli
Title: Executive Vice President, Chief
Financial Officer and Treasurer

Signature Page to Sixteenth Omnibus Amendment

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee, Paying Agent, Authentication Agent and Transfer Agent and Registrar

By: /s/ Brian Giel
Name: Brian Giel
Title: Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent and a Managing Agent

By: /s/ Roger Klopper
Name: Roger Klopper
Title: Managing Director

By: /s/ Konstantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

THE BANK OF NOVA SCOTIA, as a Managing Agent

By: /s/ Doug Noe
Name: Doug Noe
Title: Managing Director

BARCLAYS BANK PLC, as a Managing Agent

By: /s/ John McCarthy
Name: John McCarthy
Title: Director

Signature Page to Sixteenth Omnibus Amendment